                                                           EXHIBIT 4.(ii)(a)(25)




                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE

                      ON 100.000% OF THE MISSISSIPPI QUEEN

                              OFFICIAL NO. 574200



                                  EXECUTED BY
                         GREAT OCEAN CRUISE LINE, INC.
                              (T.I.N. 11-2417054)

                                  IN FAVOR OF

                CHEMICAL BANK AS TRUSTEE AND AGENT ("MORTGAGEE")
           MORTGAGEE'S PERCENTAGE OF INTEREST IN MORTGAGE:  100.000%

                         ON THE 22ND DAY OF APRIL, 1996

            FOR THE PRINCIPAL SUM OF $25,000,000.00, PLUS INTEREST,
                     EXPENSES, FEES AND PROTECTIVE ADVANCES


                              GROSS TONNAGE:  3364

                               NET TONNAGE:  1684

                               YEAR BUILT:  1976

             LOCATION OF MORTGAGED VESSEL:  NEW ORLEANS, LOUISIANA

             HOME PORT OF MORTGAGED VESSEL:  NEW ORLEANS, LOUISIANA

                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE




OWNER/MORTGAGOR: GREAT OCEAN CRUISE LINE, INC.
     (TIN: 11-2417054)
     30 ROBIN ST. WHARF
     NEW ORLEANS, LA 70130

MORTGAGEE: CHEMICAL BANK, AS AGENT AND
     TRUSTEE FOR THE BENEFIT OF THE LENDERS
     (TIN 13-4994650)
     270 PARK AVENUE
     NEW YORK, NEW YORK 10017

DATE OF THIRD AMENDMENT TO MORTGAGE: APRIL 22, 1996


PRINCIPAL OBLIGATIONS SECURED, DIRECT OR CONTINGENT,
EXCLUSIVE OF INTEREST, EXPENSES AND FEES, PURSUANT TO
46 U.S.C.A. Section 31321 (B) (3) AND 46 CFR
Section 67.235 (A) (2) (III):                                  $25,000,000.00


DESCRIPTION OF VESSEL:

    NAME:  MISSISSIPPI QUEEN;    OFFICIAL NUMBER:  574200;    GROSS TONNAGE:
    3360; NET TONNAGE: 1160; YEAR BUILT: 1976; HOME PORT: NEW ORLEANS, LOUISIANA; GRANTOR'S PERCENTAGE OF INTEREST: 100.00%. LOCATION OF
    VESSEL:  NEW ORLEANS, LOUISIANA.



         -----------------------------------------------------------

                 THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE

THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE MADE AND ENTERED INTO BY AND BETWEEN THE ABOVE NAMED MORTGAGOR IN FAVOR OF THE ABOVE-NAMED MORTGAGEE, ENCUMBERING THE VESSEL DESCRIBED ABOVE.


     BE IT KNOWN, THAT ON THIS 22ND DAY OF APRIL, 1996;

     IN THE PRESENCE OF THE WITNESSES HEREINAFTER NAMED AND UNDERSIGNED,

     PERSONALLY CAME AND APPEARED:

     GREAT OCEAN CRUISE LINE, INC., A DELAWARE CORPORATION, WHOSE LOUISIANA MAILING ADDRESS IS 30 ROBIN STREET WHARF, NEW ORLEANS, LA 70130, WHOSE TAXPAYER IDENTIFICATION NUMBER IS 11-2417054, REPRESENTED HEREIN BY AND THROUGH JORDAN
B. ALLEN, ITS VICE PRESIDENT AND DULY AUTHORIZED REPRESENTATIVE PURSUANT TO A RESOLUTION OF ITS BOARD OF DIRECTORS, A CERTIFIED COPY OF WHICH IS ATTACHED HERETO ("MORTGAGOR"); AND

     CHEMICAL BANK, WHOSE ADDRESS IS 270 PARK AVENUE, NEW YORK, NEW YORK 10017, WHOSE TAXPAYER IDENTIFICATION NUMBER IS 13-4994650, REPRESENTED HEREIN BY LISA
D. BENITEZ, ITS VICE PRESIDENT AND DULY AUTHORIZED REPRESENTATIVE;

     WHEREAS, MORTGAGOR GRANTED THAT CERTAIN PREFERRED SHIP MORTGAGE, DATED AUGUST 3, 1993 (THE "ORIGINAL MORTGAGE", TOGETHER WITH ANY AMENDMENTS THERETO, INCLUDING THIS AMENDMENT, THE "MORTGAGE"), WHICH ORIGINAL MORTGAGE WAS RECORDED WITH THE EIGHTH COAST GUARD DISTRICT ON AUGUST 16, 1993 AT 9:24 A.M. IN PM BOOK 245, INSTR. 64 AND AMENDED BY AMENDMENT TO PREFERRED SHIP MORTGAGE ("FIRST AMENDMENT ") RECORDED WITH THE EIGHTH COAST GUARD DISTRICT ON APRIL 7, 1995 AT 10:04 A.M. IN PM BOOK 9504, INSTR. 226 AND BY SECOND AMENDMENT TO PREFERRED SHIP MORTGAGE ("SECOND AMENDMENT") RECORDED WITH THE NATIONAL VESSEL DOCUMENTATION CENTER ON SEPTEMBER 9, 1995 AT 11:00A.M. IN BOOK 96-05, PAGE/INSTR. 659;

     WHEREAS, THE ORIGINAL MORTGAGE, AS AMENDED BY THE FIRST AMENDMENT, WAS GRANTED TO SECURE PAYMENT OF THE OBLIGATIONS (AS DEFINED THEREIN), UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $80,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES, WHICH OBLIGATIONS INCLUDED ALL INDEBTEDNESS OF MORTGAGOR UNDER MORTGAGOR'S GUARANTY DATED AUGUST 3, 1993 (TOGETHER WITH ANY AMENDMENTS THERETO, AND RENEWALS AND REPLACEMENTS THEREOF, THE "GUARANTY");

     WHEREAS, SUCH GUARANTY GUARANTEED PAYMENT OF ALL OF THE INDEBTEDNESS OF THE DELTA QUEEN STEAMBOAT CO. (FORMERLY KNOWN AS DQSC-2, INC.) ("BORROWER") UNDER THAT CERTAIN CREDIT AGREEMENT BY AND AMONG BORROWER, AMERICAN CLASSIC VOYAGES CO. (FORMERLY KNOWN AS THE DELTA QUEEN STEAMBOAT CO.) ("PARENT") AND MORTGAGEE, FOR ITSELF AND AS AGENT FOR THE LENDERS, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "ORIGINAL CREDIT AGREEMENT", SUCH ORIGINAL CREDIT AGREEMENT, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "CREDIT AGREEMENT");

     WHEREAS, BORROWER AND MORTGAGOR, PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT (THE "SECOND RESTATEMENT") DATED AS OF AUGUST 31, 1995 BY AND AMONG BORROWER, PARENT, MORTGAGEE AND THE OTHER LENDERS THEREUNDER, DECREASED THE PRINCIPAL AMOUNT OF THE CREDIT FACILITY UNDER THE CREDIT AGREEMENT FROM A MAXIMUM OF $80,000,000 TO A MAXIMUM OF $40,000,000 AND MORTGAGOR, PURSUANT TO THE SECOND AMENDMENT, CONFIRMED THAT THE OBLIGATIONS SECURED BY THE MORTGAGE INCLUDED ALL OBLIGATIONS GUARANTEED BY MORTGAGOR UNDER THE GUARANTY, INCLUDING, WITHOUT LIMITATION, ALL OF THE INDEBTEDNESS OF BORROWER UNDER THE SECOND RESTATEMENT, UP

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                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE
                                     PAGE 2



TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $40,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES;

     WHEREAS, BORROWER AND MORTGAGOR HAVE REQUESTED THAT THE PRINCIPAL AMOUNT OF THE CREDIT FACILITY UNDER THE CREDIT AGREEMENT BE DECREASED FROM A MAXIMUM OF $40,000,000 TO A MAXIMUM OF $25,000,000.00, AND TO FURTHER AMEND THE CREDIT AGREEMENT WITH RESPECT TO CERTAIN OTHER MATTERS, ALL TO BE MORE FULLY REFLECTED IN A THIRD AMENDED AND RESTATED CREDIT AGREEMENT BY AND AMONG BORROWER, PARENT, MORTGAGEE AND THE OTHER LENDERS, DATED AS OF EVEN DATE HEREWITH (THE "RESTATED CREDIT AGREEMENT" OR "CREDIT AGREEMENT"); AND

     WHEREAS, MORTGAGOR WISHES TO CONFIRM THAT THE OBLIGATIONS SECURED BY THE MORTGAGE INCLUDE ALL OBLIGATIONS GUARANTEED BY MORTGAGOR UNDER THE GUARANTY, WHICH INCLUDE, WITHOUT LIMITATION, ALL OF THE INDEBTEDNESS OF BORROWER UNDER THE CREDIT AGREEMENT, UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     NOW THEREFORE, MORTGAGOR HEREBY ACKNOWLEDGES AND CONFIRMS THAT THE "GUARANTEED OBLIGATIONS" WHICH ARE SECURED BY ITS GUARANTY, AND WHICH COMPRISE THE "OBLIGATIONS" SECURED BY THE MORTGAGE, WERE INTENDED TO INCLUDE, AND DO NOW AND SHALL HEREAFTER INCLUDE, ANY AND ALL OBLIGATIONS OF BORROWER UNDER THE CREDIT AGREEMENT (UP TO THE MAXIMUM PRINCIPAL LIMITS PROVIDED HEREIN), AS THE SAME CREDIT AGREEMENT IS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, INCLUDING ANY AMENDMENTS TO THE CREDIT AGREEMENT THAT INCREASE THE AMOUNT OF THE CREDIT FACILITY THEREUNDER, CHANGE THE INTEREST RATE, CHANGE THE MATURITY DATES, OR THAT EFFECT OTHER CHANGES OF WHATEVER NATURE AND KIND WHATSOEVER. IN ACCORDANCE WITH THE FOREGOING, AND WITHOUT LIMITING THE FOREGOING, MORTGAGOR CONFIRMS AND ACKNOWLEDGES THAT THE "GUARANTEED OBLIGATIONS" SECURED BY THE GUARANTY, AND THE "OBLIGATIONS" SECURED BY THE MORTGAGE, WERE INTENDED TO INCLUDE, AND DO NOW AND SHALL HEREAFTER INCLUDE, ANY AND ALL OBLIGATIONS, WHETHER FOR PRINCIPAL, INTEREST, FEES AND OTHER AMOUNTS, THAT MAY NOW OR HEREAFTER BE DUE FROM BORROWER IN CONNECTION WITH THE RESTATED CREDIT AGREEMENT, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, ALL UP TO A MAXIMUM SECURED PRINCIPAL AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     MORTGAGOR HEREBY MODIFIES AND AMENDS THE MAXIMUM PRINCIPAL OBLIGATIONS SECURED BY THE MORTGAGE, WHETHER DIRECT OR CONTINGENT, EXCLUSIVE OF INTEREST, EXPENSES AND FEES, PURSUANT TO 46 U.S.C.A. Section 31321 (B) (3) AND 46 CFR
Section 67.235(A)(2)(III) FROM $40,000,000.00 TO $25,000,000.00.

     IT IS THE INTENTION OF MORTGAGOR THAT ALL ADVANCES UNDER THE CREDIT AGREEMENT (INCLUDING ALL ADVANCES MADE UNDER THE RESTATED CREDIT AGREEMENT), TOGETHER WITH ANY AND ALL OTHER "OBLIGATIONS" AS DESCRIBED IN THE ORIGINAL MORTGAGE AND CONFIRMED HEREIN, ARE SECURED UNDER THE MORTGAGE WITH RETROACTIVE PRIORITY TO THE DATE OF THE ORIGINAL MORTGAGE, IN CONFORMANCE WITH THE PROVISIONS OF APPLICABLE LAW, UP TO A MAXIMUM PRINCIPAL SECURED AMOUNT OF $25,000,000.00, TOGETHER WITH INTEREST, COSTS, ATTORNEYS' FEES AND PROTECTIVE ADVANCES.

     NOTHING HEREIN SHALL CONSTITUTE A NOVATION, RELEASE, TERMINATION OR REISSUANCE OF THE MORTGAGE, OR A NOVATION OF THE INDEBTEDNESS EVIDENCED BY THE ORIGINAL CREDIT AGREEMENT OR THE SECOND RESTATEMENT. TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING PROVIDED IN THE ORIGINAL MORTGAGE.
EXCEPT AS MODIFIED HEREBY, THE ORIGINAL MORTGAGE SHALL REMAIN IN FULL FORCE AND EFFECT.

     THIS THIRD AMENDMENT AND THE MORTGAGE HAVE BEEN EXECUTED AND DELIVERED TO MORTGAGEE IN TRUST, AND ARE HELD BY MORTGAGEE IN TRUST, PURSUANT TO THAT CERTAIN TRUST INDENTURE BY AND AMONG MORTGAGOR, MORTGAGEE AND THE LENDERS FROM TIME TO TIME PARTY THERETO, DATED AUGUST 3, 1993, AS THE SAME MAY BE AMENDED, ACKNOWLEDGED, RESTATED OR REPLACED FROM TIME TO TIME, INCLUDING WITH RESPECT TO THE ACKNOWLEDGMENT OF TRUST INDENTURE DATED OF EVEN DATE HEREWITH.

     MORTGAGOR HEREBY INSTRUCTS (A) THE COAST GUARD TO MAKE NOTE OF THIS THIRD AMENDMENT IN THE MARGIN OF ITS RECORDS OF (I) THE ORIGINAL MORTGAGE UNDER PM BOOK 245, INSTR. 64, AND (II) THE FIRST AMENDMENT UNDER PM BOOK 9504, INSTR. 226; AND (B) THE NATIONAL VESSEL DOCUMENTATION CENTER TO MAKE NOTE OF THIS THIRD AMENDMENT IN THE MARGIN OF ITS RECORDS OF THE SECOND AMENDMENT IN BOOK 96-05, PAGE/INSTR. 659, AND TO RECORD THIS THIRD AMENDMENT TO SERVE AS OCCASION MAY REQUIRE.




                        ****INTENTIONALLY LEFT BLANK****


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                                   THIRD AMENDMENT TO PREFERRED SHIP MORTGAGE
                                                                       PAGE 3

- -----------------------------------------------------------------------------


THUS DONE AND SIGNED, ON THE DAY, MONTH AND YEAR FIRST WRITTEN ABOVE, IN THE PRESENCE OF THE UNDERSIGNED COMPETENT WITNESSES, WHO HEREUNTO SIGN THEIR NAMES WITH MORTGAGOR AFTER READING OF THE WHOLE.



WITNESSES:                         MORTGAGOR:
                                   GREAT OCEAN CRUISE LINE, INC.

                                      /s/ Jordan B. Allen
X________________________________     _____________________________________

                                          Jordan B. Allen
X________________________________  By:________________________________________

                                          Vice President
                                   Title:______________________________________